                                  EXHIBIT 23.3

[LOGO] [H] Hovde
           FINANCIAL LLC



                                November 23, 2004


Board of Directors
First Federal Banc of the Southwest, Inc.
300 North Pennsylvania
Roswell, New Mexico 88201


Dear Members of the Board:

        We hereby consent to the use of our name and to the description of our opinion letter, dated August 25, 2004, under the caption "Opinion of First Federal Banc of Southwest, Inc.'s Financial Advisor" in the Registration Statement on Form S-4 of GFSB Bancorp, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose cosent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Sincerely,



                                                /s/ HOVDE FINANCIAL LLC
                                                -----------------------
                                                HOVDE FINANCIAL LLC











www.hovde.com

1824 Jefferson Place, NW    1629 Colonial Parkway     9841 Airport Boulevard, 12th Floor    3908 S. Ocean Boulevard, Suite M122
Washington, DC 20036        Inverness, IL 60067       Los Angeles, CA 90045                 Highland Beach, FL 33487
Telephone 202.775.8109      Telephone 847.991.6622    Telephone 310.258.8064                Telephone 561.279.7199
Facsimile 202.293.5287      Facsimile 847.991.5928    Facsimile 310.258.8063                Facsimile 561.278.5856